
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      39,629,167
<SECURITIES>                                         0
<RECEIVABLES>                                  296,941<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              40,128,967<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                40,128,967<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,644,108)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,689,150
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (4,333,258)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (4,333,258)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (4,333,258)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $136,274 and receivable from
DWR of $160,667.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $202,859.
<F3>Liabilities include redemptions payable of $596,153, accrued management fees of $132,583, accrued brokerage commissions of $40,543, common administrative expenses payable of $165,182 and accrued transaction fees and costs of $15,712.
<F4>Total revenue includes realized trading revenue of $2,878,851, net change in unrealized of $(5,375,435) and interest income of $852,476.

